- 27 -
                                                   Exhibit 10 (d)











               EMPLOYEES' STOCK OWNERSHIP PLAN OF
               AMERICAN WATER WORKS COMPANY, INC.
                 AND ITS DESIGNATED SUBSIDIARIES

       (As Amended and Restated Effective August 1, 1999)



































               EMPLOYEES' STOCK OWNERSHIP PLAN OF
               AMERICAN WATER WORKS COMPANY, INC.
                 AND ITS DESIGNATED SUBSIDIARIES

       (As Amended and Restated Effective August 1, 1999)

                        Table of Contents

                                                             Page


ARTICLE I   DEFINITIONS.                                       1
     1.1    Account                                             1
     1.2    Annual Addition                                     2
     1.3    Beneficiary                                         2
     1.4    Board of Directors                                  2
     1.5    Break-in-Service                                    2
     1.6    Code                                                3
     1.7    Committee                                           3
     1.8    Company                                             3
     1.9    Compensation                                        3
     1.10   Defined Benefit Plan                                4
     1.11   Defined Contribution Plan                           4
     1.12   Designated Subsidary                                4
     1.13   Dividend Reinvestment Plan                          4
     1.14   Effective Date                                      4
     1.15   Employee                                            4
     1.16   Employer                                            5
     1.17   Employment Commencement Date                        5
     1.18   Employment Recommencement Date                      5
     1.19   ERISA                                               5
     1.20   Excess Aggregate Contributions                      5
     1.21   Five-Percent Owner                                  5
     1.22   Fund                                                5
     1.23   Highly Compensated Employee                         5
     1.24   Hour of Service                                     6
     1.25   Limitation Year                                     7
     1.26   Non-Highly Compensated Employee                     7
     1.27   Normal Retirement Date                              7
     1.28   Participant                                         7
     1.29   Participant Contributions                           7
     1.30   Pension Plan                                        7
     1.31   Period of Service                                   7
     1.32   Plan                                                7
     1.33   Plan Year                                           7
     1.34   Prior Plan                                          7
     1.35   Qualified Matching Contribution                     7
     1.36   Required Beginning Date                             7
     1.37   Severance from Service Date                         8
     1.38   Stock                                               8
     1.39   Subsidiary                                          8
     1.40   Trust                                               8
     1.41   Trustee                                             8
     1.42   Valuation Date                                      8
     1.43   Year of Service                                     8

ARTICLE II   PARTICIPATION.                                    9
     2.1.   Eligibility Requirements.                          9
     2.2.   Ineligible Employees.                              9
     2.3.   Time of Participation - Excluded Employees.       10

ARTICLE III CONTRIBUTIONS BY THE COMPANY AND ITS DESIGNATED
            SUBSIDIARIES.                                     10
     3.1.   Amount of Contributions.                          10
     3.2.   Payment of Company and Designated Subsidiary
            Contributions.                                    10

ARTICLE IV  PARTICIPANT CONTRIBUTIONS.                        11
     4.1.   Amount of Participant Contributions.              11
     4.2.   Election to Change Rate of Participant
            Contributions.                                    11
     4.3.   Suspension and Resumption of Participant
            Contributions.                                    11

ARTICLE V   LIMITATION ON MATCHING AND PARTICIPANT
            CONTRIBUTIONS.                                    12
     5.1.   Limitation - Code Section 401(m)                  12
     5.2.   Plan Aggregation; Special Rule.                   13

ARTICLE VI  PURCHASE OF STOCK                                 14
     6.1.   Investment in Stock.                              14
     6.2.   Purchase of Shares.                               14
     6.3.   Timing of Purchase.                               14
     6.4.   Cash Balance.                                     14

ARTICLE VII  CREDITS TO ACCOUNTS.                              14
     7.1.   Maintenance of Accounts.                          14
     7.2.   Payment and Allocation of Contributions and
            Forfeitures.                                      15
     7.3.   Valuation of the Stock.                           16
     7.4.   Limitations on Annual Additions to Participants'
            Accounts - Code Section 415.                      16
     7.5.   Elimination of Excess Annual Additions.           17

ARTICLE VIII                                             VESTING.  18
     8.1.   Rate of Vesting in ESOP, Participant Contribution
            and Qualified Matching Accounts.                  18
     8.2.   Rate of Vesting in Basic and Matching Accounts.   18

ARTICLE IX  VOTING OF STOCK.                                  18
     9.1.   Direction of Participant.                         18
     9.2.   Procedures Requirement.                           18
     9.3.   Voting of Non-Directed or Unallocated Shares.     18

ARTICLE X   AMOUNT AND DISTRIBUTION OF BENEFITS.              18
     10.1.  Distribution of Dividends.                        18
     10.2.  Distributions Upon Termination of Service.        19
     10.3.  Distribution Upon Death                           19
     10.4.  Death After Termination.                          19
     10.5.  Deferred Distribution.                            20
     10.6.  Form of Distribution.                             20
     10.7.  Purchase of Stock.                                20
     10.8.  Restrictions.                                     20
     10.9.  Limitation on Distributions.                      20
     10.10. Direct Rollovers.                                 20
     10.11. Distributions Pursuant to a Qualified Domestic
            Relations Order ("QDRO").                         21

ARTICLE XI  WITHDRAWALS BY PARTICIPANTS.                      22
     11.1.  Participant Withdrawals.                          22

ARTICLE XII  PLAN ADMINISTRATION.                              22
     12.1.  Fiduciary Responsibility.                         22
     12.2.  Appointment and Removal of Committee.             22
     12.3.  Compensation and Expenses of Committee.           22
     12.4.  Committee Procedures.                             23
     12.5.  Plan Interpretation.                              23
     12.6.  Exclusive Benefit Rule.                           23
     12.7.  Consultants.                                      23
     12.8.  Delegation and Allocation of Responsibility.      23
     12.9.  Claims Procedure.                                 23

ARTICLE XIII  AMENDMENTS, DISCONTINUANCE AND LIABILITIES.      24
     13.1.  Amendment.                                        24
     13.2.  Termination.                                      24
     13.3.  Merger, Consolidation or Transfer of Assets or
            Liabilities.                                      24
     13.4.  Change in Designated Subsidiary Status.           25

ARTICLE XIV  VETERANS' REEMPLOYMENT RIGHTS.                  25

ARTICLE XV  MISCELLANEOUS.                                     25
     15.1.  Limited Purpose of Plan.                          25
     15.2.  Non-alienation.                                   25
     15.3.  Facility of Payment.                              25
     15.4.  Impossibility of Diversion.                       26
     15.5.  Provisions Relating to Top-Heavy Plan.            26
     15.6.  Electronic or Telephonic Means.                   26
     15.7.  Unclaimed Benefits.                               26
     15.8.  Contingent Effectiveness of Plan Amendment and
            Restatement.                                      26


     APPENDIX A - Top Heavy Provisions

     APPENDIX B - Listing of Designated Subsidiaries



               EMPLOYEES' STOCK OWNERSHIP PLAN OF
               AMERICAN WATER WORKS COMPANY, INC.
                 AND ITS DESIGNATED SUBSIDIARIES


          This is the Employees' Stock Ownership Plan Of American Water Works Company, Inc. And Its Designated Subsidiaries ("Plan"), amended and restated effective August 1, 1999, except as otherwise provided, covering the eligible employees of American Water Works and such of its affiliated entities as have adopted the Plan for their eligible employees. The rights and obligations under the Plan with respect to an employee who terminated employment before the applicable effective date of this amendment and restatement shall be governed by the terms of the Plan as in effect on the date of his termination of employment.

          This amendment and restatement of the Plan is effective August 1, 1999. However, any provision of the Plan that is required to have an effective date prior to the date indicated above in order to comply with the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 or other legislation shall be effective on the earliest date required by law.

          The Plan is intended to be an "employee stock ownership plan" as defined in section 4975(e)(7) of the Code. As such, the Plan is designed to invest primarily in qualifying employer securities.


ARTICLE I      DEFINITIONS.

          The following words and phrases as used herein have the following meanings unless a different meaning is plainly required by the context:

     1.1. "Account" means a Participant's Account in the Plan, including the following sub-Accounts:

          1.1.1. "Participant ESOP Account" to hold the amounts allocated to the Participant's Account through December 31, 1986;

1.1.2. "Participant Contribution Account" to hold the amounts contributed by the Participant pursuant to Section 4.1 of the Plan;
1.1.3. "Company Basic Contribution Account" to hold the Company and Designated Subsidiary basic contributions made pursuant to Section 3.1(a);
1.1.4. "Company Matching Contribution Account" to hold the Company and Designated Subsidiary matching contributions made pursuant to Section 3.1(b); and
1.1.5. "Qualified Matching Contribution Account" to hold Qualified Matching Contributions, if any, made pursuant to
Section 3.1(c).
     1.2.        "Annual Addition" means the sum credited to  the
Participant  under  each  Defined  Contribution  Plan   for   any
Limitation Year, of:

          1.2.1.           Employer contributions,

1.2.2.         Employee contributions (other than Rollover
Contributions), and
1.2.3.         forfeitures.
The term "Annual Addition" shall also include the amount allocated to a separate account of the Participant to provide post-retirement medical benefits (a) under a Defined Benefit Plan, as described in section 415(l)(1) of the Code, and (b) with respect to a Participant who is, or was, a Key Employee for any Plan Year, under a welfare benefit fund, as described in section 419A(d)(2) of the Code.

     1.3.       "Beneficiary" means:

          1.3.1.           the Participant's spouse,

1.3.2. the person, persons or trust designated by the Participant, with the consent of the Participant's spouse if the Participant is married, as direct or contingent beneficiary in a manner prescribed by the Committee, or
1.3.3. if the Participant has no spouse and has made no effective beneficiary designation, the Participant's heirs under the intestate law of the state of the Participant's domicile at his death. A married Participant may designate a person, persons or trust as beneficiary other than his spouse provided that such spouse consents to such designation in writing in a manner prescribed by the Committee. Such consent shall not be required if the Participant establishes to the satisfaction of the Committee that the consent cannot be obtained because the spouse cannot be located. No subsequent spouse of the Participant shall be bound by any such consent.
     1.4. "Board of Directors" means the Board of Directors of American Water Works Company, Inc.

1.5.      "Break-in-Service" means each 12 month period included
in a Period of Severance during which an Employee fails to
perform one Hour of Service.  An individual who is absent from work for maternity or paternity reasons shall not incur a Break
In Service for the 12 consecutive month period beginning on the first anniversary of the first day of such absence.  For purposes of this section, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.
1.6.      "Code" means the Internal Revenue Code of 1986, as
amended.
1.7.      "Committee" means the Retirement Plan Committee
appointed under Article XII as administrator of the Plan.
1.8.      "Company" means American Water Works Company, Inc.
1.9.      "Compensation."
          1.9.1. General Rule. Compensation means, except as otherwise provided in this Section 1.9, all amounts of regular cash  compensation that are treated as wages for  Federal  income tax withholding under section 3401(a) of the Code (determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) for the Plan Year, plus amounts that would be paid to the Employee during the year but for the Employee's election under a cash or deferred arrangement described in section  401(k)  of  the  Code,  a cafeteria  plan  described  in section  125 of the Code, a simplified employee pension described in  section 402(h) of the Code or an annuity program described in
section  403(b)  of  the  Code.   Notwithstanding  the  preceding
sentence, Compensation shall not include contributions by the Employer to this or any other plan or plans for the benefit of its employees, benefits under any long-term disability plan, except as otherwise expressly provided in this Section 1.9, or amounts identified by the Employer as expense allowances or reimbursements regardless of whether such amounts are treated as wages under the Code.

1.9.2. Limitations on Annual Additions. For the purpose of Section 7.3 and Appendix A, Compensation shall include all amounts that are treated as wages for Federal income tax withholding under section 3401(a) of the Code (determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) and actually paid to the Participant during the Limitation Year, excluding the following: (i) contributions of the Company or a Designated Subsidiary to a plan of deferred compensation that are not includable in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distribution from a plan of deferred compensation; (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (iv) other amounts that received special tax benefits, or contributions made by the Company or a Designated Subsidiary (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code, (whether or not the amounts are actually excludable from the gross income of the Employee).
1.9.3. Highly Compensated Employee, Key Employee. For the purpose of Section 1.24, defining the term "Highly
Compensated Employee," and for the purpose of the definition of "Key Employee" in Appendix A, Compensation shall include the amount determined under Section 1.9.2, plus amounts that would be paid to the Employee during the year but for the Employee's election under a cash or deferred arrangement described in section 401(k) of the Code, a cafeteria plan described in section
125 of the Code, a simplified employee pension described in
section 402(h) of the Code or an annuity program described in section 403(b) of the Code.
1.9.4.         Maximum Annual Dollar Limit.  The annual
Compensation of each Employee taken into account for any purpose under the Plan, other than those described below in this subsection, shall not exceed $160,000 (as adjusted under section 401(a)(17) of the Code). This subsection shall not apply for purposes of determining which individuals are Key Employees or for purposes of the limitations on Annual Additions to Accounts under section 415 of the Code.
     1.10. "Defined Benefit Plan" means any employee pension plan maintained by the Employer that is a qualified plan under section 401(a) of the Code and is not a Defined Contribution Plan.

1.11. "Defined Contribution Plan" means an employee pension plan maintained by the Employer that is a qualified plan under section 401(a) of the Code and is described in section
414(l) of the Code.
1.12. "Designated Subsidiary" means any Subsidiary named from time to time by the Board of Directors as such under this Plan, or any Subsidiary which, prior to September 15, 1977, was a Designated Subsidiary under the Pension Plan (as defined therein). A Subsidiary's status as a Designated Subsidiary may be changed by the Board of Directors from time to time. Set forth on Appendix B is the list of Designated Subsidiaries.
1.13.          "Dividend Reinvestment Plan" means the American
Water Works Company, Inc.  Dividend Reinvestment and Stock
Purchase Plan, as set forth in the prospectus of the Company dated April 16, 1998 filed with the Securities and Exchange the Commission, and as such Plan may be amended, interpreted or regulated by the Company from time to time.
1.14. "Effective Date" means January 1, 1976, except as otherwise specified. The effective date of this amendment and restatement is August 1, 1999, except as otherwise specified.
1.15.          "Employee" means:
          1.15.1.          an individual who is employed by the Employer;

1.15.2. an individual who is not employed by the Employer but is a leased employee within the meaning of section 414(n)(2) of the Code; provided that, if the total number of leased employees constitutes 20% or less of the Employer's nonhighly compensated work force, within the meaning of section 414(n)(5)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a "safe harbor" plan described in section 414(n)(5)(B) of the Code; and
1.15.3. when required under Section 1.25 for purposes of crediting Hours of Service, a former Employee.
     1.16.      "Employer" means the Company and:

          1.16.1. any other employer included with the Company in a controlled group of corporations or trades or businesses within the meaning of section 414(b) or section (c) of the Code, or an affiliated service group within the meaning of section 414(m) of the Code; and

1.16.2. any other entity required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code;
provided that any such employer shall be included within the term "Employer" only while a member of such a group including the Company.

     1.17. "Employment Commencement Date" means the date upon which an individual was first credited with an Hour of Service, as defined in Section 1.24.1.

1.18. "Employment Recommencement Date" means the date upon which an individual was first credited with an Hour of Service, as defined in Section 1.24.1 after a Severance from Service Date.
1.19.          "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.
1.20. "Excess Aggregate Contributions" means that amount of Matching and Participant Contributions made by or on behalf of a Participant for a Plan Year that exceeds the limitation on Matching and Participant Contributions set forth in Article V.
1.21.          "Five-Percent Owner" means any Employee who owns
(or is considered as owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of any Participating Employer or stock possessing more than 5% of the total combined voting power of all stock of any Participating
Employer.  For purposes of this Section 1.22, section
318(a)(2)(C) of the Code shall be applied by substituting "5%" for "50%" each time it appears therein.
1.22. "Fund" means the assets and all earnings, appreciation or additions thereto held by the Trustee under the Trust for the exclusive benefit of Participants or their Beneficiaries.
1.23. "Highly Compensated Employee" means any Employee who:
          1.23.1. was a Five-Percent Owner at any time during the year or the preceding year; or

1.23.2.        for the preceding year:
               1.23.2.1. had Compensation from the Employer in excess of $80,000 (as adjusted under section 414(q) of the Code) and

1.23.2.2. if the Employer elects, was in the "top-paid group" (within the meaning of section 414(q) of the Code) for such preceding year.
     1.24.      "Hour of Service" means:

          1.24.1. each hour for which an Employee is paid, or entitled to payment for the performance of duties for the Employer;

1.24.2. each hour for which an Employee is paid or entitled to payment by the Employer with respect to a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military leave or leave of absence, provided that no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which that Employee performs no duties;
1.24.3. each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer;
1.24.4. if an Employee is absent from employment for any period because of:
               1.24.4.1.      the pregnancy of the individual,

1.24.4.2.      the birth of a child of the individual,
1.24.4.3. the placement of a child with the individual in connection with the adoption of such child by the individual, or
1.24.4.4. the provision of care for such child for a period beginning immediately following such birth or placement, each hour that normally would have been credited to such Employee but for such absence; provided that an Employee shall be credited with no more than 501 Hours of Service on account of any single period of absence described in this Section 1.24.4.

          1.24.5. any other hour required to be credited pursuant to applicable regulations of the Department of Labor.

          Hours of Service shall be credited to the Employee for the applicable 12 month period or periods in which the duties are performed, for which the payment is made, or to which the award, agreement or leave pertains, except that in the case of hours credited under Section 1.24.4 relating to maternity or paternity leave such hours shall be credited if the year in which the absence from work begins if necessary to avoid a Break-in-Service in that year, or in any other case, in the following year. Hours of Service under this Section 1.24 shall be calculated and credited under the provisions of 29 CFR Section 2530.200b-2 issued by the United States Department of Labor, which regulations are incorporated herein by reference.

     1.25.      "Limitation Year" means the Plan Year.

1.26.          "Non-Highly Compensated Employee" means an
Employee who is not a Highly Compensated Employee.
1.27. "Normal Retirement Date" means the date a Participant reaches age 65.
1.28. "Participant" means an Employee who has satisfied the eligibility requirements of Article II.
1.29. "Participant Contributions" means a Participant's after-tax contributions that he elects to make pursuant to
Section 4.1.
1.30.          "Pension Plan" means the Pension Plan for
Employees of American Water Works Company, Inc. and its
Designated Subsidiaries as amended from time to time.
1.31. "Period of Service" means the period between the later of (a) the Employee's Employment Commencement Date or (b) the Employee's Employment Recommencement Date, and the Employee's
Severance from Service Date.
1.32. "Plan" means the Employees' Stock Ownership Plan of American Water Works Company, Inc. and its Designated
Subsidiaries, as set forth in this document and the related trust agreement pursuant to which the Trust is established.
1.33.          "Plan Year" means the year ending December 31.
1.34. "Prior Plan" means the version of the Plan in effect on December 31, 1986.
1.35.          "Qualified Matching Contribution" means a Matching
Contribution made by a Participating Employer pursuant to Section
3.1(c) and allocated to a Participant's Qualified Matching
Contribution Account that:
          1.35.1.          is 100% vested and nonforfeitable when made; and

1.35.2.        may not be distributed earlier than the
Participant's separation from service
     1.36. "Required Beginning Date" means April 1 of the calendar year following the later of:

          1.36.1.          the calendar year in which the  Active
Participant reaches age 70 1/2; or

1.36.2. the calendar year in which the Participant retires; provided, that this Section 1.36 shall not apply in the case of a Participant who is a Five-Percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2.
     1.37. "Severance from Service Date" means the date upon which an Employee severs his service with the Company or an Affiliated Company, which date shall be the earlier of:

          1.37.1. the date upon which the employee quits, is discharged, dies, or retires; or

1.37.2. the first anniversary of the first date of such Employee's absence from service for any other reason; provided that an Employee who is absent from service beyond that first anniversary by reason of a maternity or paternity leave resulting from the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of a child for adoption, or the need to provide care for such a child following its birth or adoption, that Employee's Severance From Service Date shall be the second anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of such absence shall be considered neither a Period of Service nor a period of severance.
     1.38. "Stock" means voting common stock of the Company of the same class and having the same voting and dividend rights as that common stock of the Company which from time to time is listed for trading on the New York Stock Exchange.

1.39. "Subsidiary" means any corporation, association or business trust, 50% or more of whose voting stock (not including shares have voting power only upon the happening of an event of default) is or was owned, directly or indirectly, by American
Water Works Company, Inc., or by any corporation which was a constituent in a merger, consolidation, liquidation, transfer or substantially all of its assets in exchange for stock, or similar combination of corporations with or into the Company.
1.40. "Trust" means the legal entity created by the trust agreement between the Company and the Trustee, fixing the rights and liabilities with respect to controlling and managing the Fund for the purposes of the Plan.
1.41. "Trustee" means the trustee or trustees hereafter designated by the Board of Directors and named in the trust agreement or any amendment thereto.
1.42.          "Valuation Date" means any day that the New York
Stock Exchange is open for business or any other date chosen by the Committee.
1.43. "Year of Service" means a 12 consecutive month period included within a Period of Service; provided that the following special rules apply:
          1.43.1. If an Employee quits, is discharged or retires and within 12 months thereafter returns to service and is credited with an Hour of Service, his Years of Service shall be computed as though his service had not been severed.

1.43.2. If an Employee who is absent from service for any reason other than those specified in subparagraph (a) above, while so absent, quits, is discharged, is placed on indefinite layoff or retires, within 12 months after the first date upon which he was absent from service, returns to service and is credited with an Hour of Service, his Years of Service shall be computed as though his service has not been severed.
1.43.3. An Employee who is absent by reason of service in the armed forces of the United States or on a leave of absence authorized by the Employer and who returns to service with the Employer within the time during which his reemployment rights are protected by federal law or at the expiration of his authorized leave of absence, as applicable, shall be treated as though he had been actively performing services for the Employer during such period of absence.

ARTICLE II          PARTICIPATION.

     2.1.       Eligibility Requirements.  Except as provided  in
Section 2.2, an Employee shall be eligible to participate in the Plan beginning on the January 1 following his date of hire. Effective as of January 1, 2000, each new Employee shall be eligible to participate in the Plan on his date of hire.

2.2. Ineligible Employees. Each of the following Employees shall be ineligible to participate in the Plan:
          2.2.1. an Employee who is employed by an Employer that is not the Company or a Designated Subsidiary;

2.2.2. an Employee included within a unit of Employees covered by a collective bargaining agreement, unless that collective bargaining agreement provides for their participation in the Plan;
2.2.3.         a leased employee, within the meaning of section
414(n)(2) of the Code;
2.2.4.         an Employee who is a non-resident alien and who
has no income from sources within the United States;
2.2.5.         an individual who has been classified by the
Company as an independent contractor, notwithstanding a contrary determination by any court or governmental agency; and
2.2.6. an individual who is employed in an ineligible category, such as a division of the Company or Designated Subsidiary to which this Plan has not been extended.
     2.3. Time of Participation - Excluded Employees. An Employee otherwise eligible to be a Participant in the Plan, but excluded under Section 2.2, shall be eligible to become a Participant beginning on the first day of the month coincident with or next following the date upon which the applicable
provision  of  Section 2.2 ceases to apply.   A  Participant  who
becomes subject to any provision of Section 2.2 shall cease to be eligible to make or receive contributions under the Plan as of the last day of the payroll period coincident with, or within which, any such provision becomes applicable.


ARTICLE III       CONTRIBUTIONS BY THE COMPANY AND ITS DESIGNATED
            SUBSIDIARIES.

     3.1.       Amount of Contributions.

          3.1.1. Basic Contributions. The Company and its Designated Subsidiaries shall contribute to the Fund, for each Plan Year, an amount equal to 0.5% of the Compensation for the immediately preceding Plan Year of each Participant who was an Employee on the preceding December 31. For Plan Years beginning on or after January 1, 2000, Basic Contributions for the Plan Year will be made monthly in an amount equal to 0.5% of a Participant's current Compensation.

3.1.2. Matching Contributions. The Company and its Designated Subsidiaries shall contribute to the Fund, for each Plan Year, on behalf of each Participant who was an Employee on the preceding December 31, an amount equal to 100% of each Participant's Contributions made pursuant to Section 4.1. For Plan Years beginning on or after January 1, 2000, Matching Contributions for the Plan Year will be made monthly in an amount equal to 100% of each Participant's Contribution, made during the month pursuant to Section 4.1.
3.1.3. Qualified Matching Contributions. If the limitation on Matching and Participant Contributions set forth in
Article V is exceeded, at the direction of the Committee, the Company and its Designated Subsidiaries shall make Qualified Matching Contributions to the Qualified Matching Contribution Account of each Participant who is a Non-Highly Compensated Employee in the amount necessary to meet the limitation set forth in such Section. Qualified Matching Contributions shall be treated as Matching Contributions for all purposes of the Plan.
3.1.4.         Form of Contributions.  Contributions under
Section 3.1 shall be made in cash, in Stock, or a combination thereof.
     3.2. Payment of Company and Designated Subsidiary Contributions. Contributions under Section 3.1 shall be made no earlier than the first day of the Plan Year to which they relate and no later than the due date (including extensions) for the Company's federal income tax return for the Plan Year to which those contributions relate.


ARTICLE IV          PARTICIPANT CONTRIBUTIONS.

     4.1. Amount of Participant Contributions. Each Participant who was an Employee on the preceding December 31 may elect to contribute to the Plan for each Plan Year an amount that does not exceed 2% of his Compensation for the immediately preceding Plan Year. Such contributions shall be made at such time and in such
manner  as  the  Committee, in its discretion, may  permit.   The
Committee shall have the right to vary the time and manner of Participant contributions from year to year, so long as all such changes are applied in a nondiscriminatory manner.

          For Plan Years beginning on or after January 1, 2000, each Participant may for any Plan Year elect to have Contributions withheld from his pay in increments of one percent (1%) or two percent (2%) of his current Compensation, and the amount paid into his Participant Contribution Account monthly. Contributions may only be made by payroll withholding.

          Notwithstanding the above, any former Participant who terminated due to retirement, death, reorganization, or office closing during the period January 1, 1999 through December 31, 1999 and who would be eligible to participate in the plan in all other respects, shall be permitted to contribute to the Plan at such time and in such manner as provided immediately prior to the effective date of this amendment and restatement. Any Participant who retires during 2000 but on or before June 30, 2000, or the beneficiary of a Participant who dies during that same period, shall be permitted to make a one time supplemental contribution sufficient to bring the total of that Participant's Contributions for the 2000 Plan Year up to 2% of compensation received for the immediately preceding Plan Year while an active Participant.

     4.2.       Election to Change Rate of Participant Contributions.
The  percentage  designated  by  a  Participant  as  a  rate   of
contribution with respect to Participant Contributions shall automatically apply to increases and decreases in his rate of
Compensation.   Except as provided in Section 4.3, a  Participant
may elect to change the rate of his Participant Contributions  to
any  other permissible rate any time during the year.   Any  such
election shall be effective not later than the first payroll of the next following month, provided the Participant makes a timely election to do so in accordance with procedures established by the Committee.

4.3. Suspension and Resumption of Participant Contributions. A Participant may suspend his Participant Contributions as of the first day of any payroll period of the next following month, provided the Participant makes a timely election to do so in accordance with procedures established by the Committee. Such Participant may not resume Participant Contributions until the first payroll period of the next following month. Such Participant may elect to resume Participant Contributions by following the procedures established by the Committee, and making a timely election to do so.

ARTICLE V      LIMITATION ON MATCHING AND PARTICIPANT
               CONTRIBUTIONS.

     5.1.       Limitation - Code Section 401(m)

          5.1.1. Notwithstanding any provision of this Plan to the contrary, Matching and Participant Contributions shall be limited  as provided in section 401(m) of the Code, so  that  the
"average  contribution  percentage," as defined  below,  for  the eligible  Highly Compensated Employees for the current Plan  Year
shall   bear   a   relationship  to  the  "average   contribution
percentage"  for  the  eligible Non-Highly Compensated  Employees
that   meets   one   of  the  alternative  tests   described   in
section 401(m) of the Code and summarized below, as the Committee shall determine:

               5.1.1.1. the average contribution percentage for the eligible Highly Compensated Employees for such Plan Year shall not exceed 125% of the average contribution percentage for the eligible Non-Highly Compensated Employees for the preceding Plan
Year; or

5.1.1.2. the average contribution percentage for the eligible Highly Compensated Employees for such Plan Year shall not exceed the lesser of:
                         (i)       200% of the average contribution percentage
for the eligible Non-Highly Compensated Employees for the preceding  Plan
Year, or

(ii)      the average contribution percentage for the eligible
Non-Highly Compensated Employees for the preceding Plan Year plus two percentage points.
               5.1.1.3. At the election of the Sponsor, Section 5.1.1.1 may be applied by substituting "for the Plan Year" in place of "for the preceding Plan Year" in Section 5.1.1.1; provided, however, such an election, once made, may not be changed except in accordance with procedures established by the Internal Revenue
Service.

          5.1.2. The term "average contribution percentage" means the average of each eligible Employee's actual contribution percentage that is equal to the following ratio:

               5.1.2.1. the amount of the Matching and Participant Contribution allocated on behalf of each eligible Employee for the Plan Year, to

5.1.2.2.       the Employee's Compensation for the Plan Year.
          5.1.3. Treatment of Excess Aggregate Contributions. If neither test described in Section 5.1.1 is met, or in the
Committee's   opinion  will  be  met,  the  Committee,   at   its
discretion, shall:

               5.1.3.1. cause the Participating Employer to make Qualified Matching Contributions to the Qualified Matching Contribution
Account  of  each  Participant who is  a  Non-Highly  Compensated
Employee  to  the  extent necessary to meet  one  of  the  tests,
provided    such    Participating   Employer   authorizes    such
contribution; or

5.1.3.2. cause Excess Aggregate Contributions, adjusted for income or loss thereon, to be forfeited, if otherwise forfeitable under the terms of the Plan, or if not forfeitable, distributed as additional compensation to Participants on whose behalf the
Excess Aggregate Contributions were contributed within two and one-half months after the end of the Plan Year for which they were contributed.
          5.1.4.           Determination of Amount of Excess Aggregate
Contributions.   The  amount of a Highly  Compensated  Employee's
Excess Aggregate Contributions for a Plan Year is the amount necessary to reduce the amount of his Matching and Participant Contributions to a maximum adjusted percentage, which shall be the highest percentage that would cause one of the tests in
Section 5.1.1 to be met if each such Highly Compensated Employee who had an actual contribution percentage greater than the maximum adjusted percentage had, instead, such lower percentage.
The aggregate amount of Excess Aggregate Contributions on behalf of all Highly Compensated Employees shall be distributed as follows:

               5.1.4.1. the Matching and Participant Contributions of the Highly Compensated Employee(s) with the highest dollar amount of
Matching and Participant Contributions are reduced by the  amount required to cause that Highly Compensated Employee's Matching and
Participant Contributions to equal the dollar amount of  Matching
and   Participant   Contributions  of  the   Highly   Compensated
Employee(s)  with the next highest dollar amount of Matching  and
Participant  Contributions;  provided,  however,  if   a   lesser
reduction,  when  added  to  the  total  dollar  amount   already
distributed under this Section, would equal the aggregate  Excess
Aggregate Contributions the lesser reduction amount shall be distributed; and

5.1.4.2. if the total amount adjusted under Section 5.1.5.1 is less than the aggregate Excess Aggregate Contributions, the process set forth in Section 5.1.5.1 shall be repeated.
          5.1.5. Determination of Income or Loss. The Committee shall determine the income or loss allocable to Excess Aggregate
Contributions by using any reasonable method it selects, provided that the method does not violate section 401(a)(4) of the Code, is used consistently for all Participants and all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant Accounts.

     5.2.       Plan Aggregation; Special Rule.

          5.2.1.           The actual contribution percentage under Section
5.1.2  for  an  eligible  Employee who is  a  Highly  Compensated
Employee  for the Plan Year and who is eligible to have  Matching
Contributions or Participant Contributions allocated to his accounts under two or more plans described in section 401(a) or arrangements described in section 401(m) of the Code that are maintained by the Employer, shall be determined as if all such Matching Contributions and Participant Contributions were made under a single arrangement.

5.2.2. For purposes of satisfying the limitation on Matching and Participant Contributions of Section 5.1, in the event that this Plan satisfies the requirements of section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 410(b) of the Code only if aggregated with this Plan, then actual contribution percentages of eligible Employees shall be determined as if all such plans were a single plan.
5.2.3. The determination and treatment of the actual contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

ARTICLE VI          PURCHASE OF STOCK

     6.1. Investment in Stock. The Trustee shall invest and reinvest all contributions to the Fund in Stock in accordance with this Article VI and the terms of the Trust Agreement.

6.2. Purchase of Shares. All contributions to the Fund shall be used by the Trustee to purchase shares of Stock, at the time specified by Section 6.3, from the Company, on the open market, or in a private transaction from a shareholder of the Company who is neither a "disqualified person" within the meaning of section 4975 of the Code nor a "party in interest" within the meaning of section 3(14) of ERISA.
6.3. Timing of Purchase. Purchases of Stock with contributions made pursuant to Section 3.1 and Section 4.1 shall be made by the Trustee on or before the 30th day following the receipt of such contributions.
6.4. Cash Balance. Notwithstanding any other provision of the Plan, the Trustee may at all times maintain a balance of cash in an amount not in excess of the amount which it reasonably anticipates will be necessary to make cash distributions to Participants in lieu of shares or fractional shares over the next 12 months. The Company may advance to the Trustee, in any Plan Year, the amount which the Company anticipates will be necessary for the purposes of this Section 6.4. All advances made under this Section 6.4 shall be credited against the contribution required under Section 3.1 for the Plan Year during which the advance is made.

ARTICLE VII         CREDITS TO ACCOUNTS.

     7.1.        Maintenance  of Accounts.  The  Committee  shall
maintain,  or  cause  to be maintained, for  each  Participant  a
Participant   Contribution  Account,  a   Matching   Contribution
Account, and a Qualified Matching Contribution Account.

7.2.      Payment and Allocation of Contributions and
Forfeitures.
          7.2.1. Participant Contributions. Participant Contributions shall be paid over by the Employer to the Trustee as of the earliest date on which such Participant Contributions can reasonably be segregated from the Employer's general assets. Participant Contributions shall be allocated to Participants' Accounts as soon as administratively feasible after they are received by the Trustee.

7.2.2. Company Basic Contributions. Company Basic Contributions shall be paid to the Trustee at the same time that Company Matching Contributions are paid. Such Contributions shall be allocated to Participants' Accounts as soon as administratively feasible after they are received by the Trustee, but in no event later than the last Valuation Date of the Plan Year to which such contributions relate.
7.2.3. Company Matching Contributions. Company Matching Contributions shall be paid to the Trustee at the same time that Participant Contributions to which they relate are paid. Such Contributions shall be allocated to Participants' Accounts as soon as administratively feasible after they are received by the Trustee, but in no event later than the last Valuation Date of the Plan Year to which such contributions relate.
7.2.4. Qualified Matching Contributions. Payment of the Company's Qualified Matching Contributions shall be made within the time prescribed by the Code as the time within which contributions must be made in order to constitute an allowable Federal income tax deduction for the Employer's taxable year for which the contribution is made. Such contributions shall be allocated to Participants' Accounts no later than the last Valuation Date of the Plan Year to which they relate.
7.2.5. Fractional Shares of Stock. Subject to 7.3, all shares of Stock purchased by the Trustee shall be allocated to Participants' Accounts even though the result may be the allocation of fractional shares, computed to at least the nearest two decimal places.
7.2.6. Disposition of Forfeitures. Any amounts released from a Participant's Basic, Matching and Qualified Matching Accounts upon a termination of employment before January 1, 2000 before the Participant has been credited with a 100% vested interest in those Accounts shall be placed in a suspense account and held for five complete calendar years, at which time the amounts shall be forfeited. During that five year period, dividends paid on Stock held in the suspense account shall be accumulated in that account and held in cash. If the Participant again becomes an Employee before he incurs five consecutive Breaks-in-Service, the amounts held in the suspense account shall be restored to him. After the Participant has incurred five consecutive Breaks-in-Service amounts held in the suspense account shall be released and used to reduce Basic and then Matching Contributions of the Company or Designated Subsidiary employing such Participant at the time of his termination of employment for the Plan Year in which such amounts are released from the suspense account or any succeeding Plan Year.
     7.3.       Valuation of the Stock.

          7.3.1. General Rule. As of each Valuation Date, any increase or decrease in the fair market value of the Stock since the preceding Valuation Date shall be computed by the Trustee and credited to or deducted from the Accounts of all Participants.
Each such Account's share of any increase or decrease shall be that portion which bears the same ratio to the total as the portion of:

               7.3.1.1. the Participant's Account invested as of the preceding Valuation Date bears to

7.3.1.2. the total of all Participants' Accounts invested as of the preceding Valuation Date.
For the purpose of determining such increase or decrease, the balance at the preceding Valuation Date shall be reduced by amounts since properly paid from the Fund, and, in any case where a distribution falls due on a Valuation Date it shall not be regarded as due until the next day. The Committee shall provide for the establishment of accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Article. From time to time, such procedures may be modified for the purpose of achieving equitable and nondiscriminatory allocations among the Participants' Accounts in accordance with the provisions of this Article. The fair market value of investments held in the Fund shall be conclusively determined by the Trustee in accordance with any reasonable method permitted under regulations issued by the Secretary of the Treasury and such reasonable and uniform rules as the Trustee may adopt.

     7.4.        Limitations on Annual Additions to Participants'
Accounts - Code Section 415.

          7.4.1. Primary Limit. The maximum Annual Addition to any Participant's Account for any Limitation Year shall be the lesser of:

               7.4.1.1.       $30,000; or

7.4.1.2.       25% of the Participant's Compensation for such
Limitation Year.
          7.4.2. Combined Limit. Effective until December 31, 1999 (for calendar year plans), if a Participant participates in one  or  more Defined Contribution Plans and one or more  Defined
Benefit  Plans to which the Employer contributes on  his  behalf,
the   sum  of  the  defined  benefit  fraction  and  the  defined contribution fraction shall not exceed 1.0.

               7.4.2.1. Defined Benefit Fraction. The defined benefit fraction for any Limitation Year is a fraction (i) the numerator
of   which   is   the  Participant's  projected  annual   benefit
(determined as of the close of the Limitation Year) under all such Defined Benefit Plans (whether or not terminated), and (ii) the denominator of which is the lesser of (A) $90,000 or the applicable dollar limit for such Limitation Year multiplied by
1.25  (1.0  if the Plan is a Super Top-Heavy Plan),  or  (B)  the
Participant's average Compensation for the three consecutive calendar years of active participation, that produces the highest average, multiplied by 1.4.

7.4.2.2. Defined Contribution Fraction. The defined contribution fraction for any Limitation Year is a fraction (i) the numerator of which is the total of the Participant's Annual
Additions as of the close of the Limitation Year, and (ii) the denominator of which is the lesser of the following amounts determined for the Limitation Year and for each prior Limitation
Year for which the Participant was an Employee (regardless of whether any Plan was in existence during such year):
                         (i)        $30,000 or the applicable dollar limit for
each such Limitation Year multiplied by 1.25 (1.0 if the Plan is a Super Top-Heavy Plan), or

(ii) 35% of the Participant's Compensation for each such Limitation Year.
          7.4.3. Aggregation Requirement. For purposes of applying the limitations of this Section 7.4:

               7.4.3.1. all Defined Benefit Plans (without regard to whether such Defined Benefit Plan has been terminated) ever maintained by the Employer will be treated as one Defined Benefit
Plan; and

7.4.3.2. all Defined Contribution Plans (without regard to whether such Defined Contribution Plan has been terminated) ever maintained by the Employer will be treated as one Defined Contribution Plan.
     7.5. Elimination of Excess Annual Additions. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Annual Compensation, or under such other circumstances as the Internal Revenue Service may prescribe, the limitations described in Section 7.4.1 would be exceeded for any Participant, such Participant's excess Annual Addition shall be eliminated as follows:

          7.5.1. any Participant Contributions (plus the earnings attributable thereto), to the extent they would reduce the Annual
Addition to the maximum permitted amount, shall be returned to the Participant;

7.5.2. any reallocated forfeitures, to the extent they would reduce the Annual Addition to the maximum permitted amount shall be placed in an unallocated suspense account and used to reduce Employer contributions for all Participants in the next Plan Year and each succeeding Plan Year, if necessary;
7.5.3. if after applying Section 7.5.1 and 7.5.2, any amount remains in excess of the maximum permitted Annual Addition, such amount shall be paced in an unallocated suspense account and used to reduce Employer contributions for all Participants in the next Plan Year and each succeeding Plan Year, if necessary.
7.5.4. If in accordance with this Section 7.5, a suspense account is in existence during any Plan Year, such account shall not share in the investment gains and losses of the Fund.

ARTICLE VIII        VESTING.

     8.1. Rate of Vesting in ESOP, Participant Contribution and Qualified Matching Accounts. A Participant shall have a 100% vested interest, at all times, in all shares of Stock or other
assets   standing  to  the  credit  of  his  ESOP  Account,   his
Participant  Contribution  Account  and  his  Qualified  Matching
Contribution Account.

8.2. Rate of Vesting in Basic and Matching Accounts. A Participant shall have no vested interest in his Basic and Matching Accounts until he has been credited with five Years of Service at which time he shall have a 100% vested interest in all shares of stock or other assets standing to the credit of those Accounts. In any event, a Participant shall be 100% vested in his Basic and Matching Accounts on (i) his Normal Retirement Date if he is employed by the employer on that date, or (ii) upon his death while employed by the Employer.
          Notwithstanding this above, effective January 1, 2000, active Participants shall be 100% vested in the Basic and Matching Accounts at all times.


ARTICLE IX          VOTING OF STOCK.

     9.1. Direction of Participant. The Trustee shall vote all shares of Stock, including fractional shares, allocated to a Participant's Account, in the manner directed by the Participant to whose Account such shares are allocated.

9.2. Procedures Requirement. The Committee shall establish and maintain a procedure by which Participants will be timely notified of their right to direct the voting of Stock allocated to their Accounts and the manner in which any such directions are to be conveyed to the Trustee.
9.3. Voting of Non-Directed or Unallocated Shares. If a Participant fails to direct the voting of shares of Stock allocated to his Account, or if shares of Stock are being held unallocated, the Trustee shall exercise such voting rights in accordance with recommendations of the Company as made to all Shareholders of the Company.

ARTICLE X      AMOUNT AND DISTRIBUTION OF BENEFITS.

     10.1. Distribution of Dividends. At the election of the Participant on a form provided by the Committee (until such election is amended or revoked) any cash dividends received by the Trustee shall be:

          10.1.1. distributed to such Participant as soon as practical after those amounts are received by the Trustee, less any taxes required to be withheld under federal or state laws; or

10.1.2. reinvested by the Trustee in Stock pursuant to the Dividend Reinvestment and Stock Purchase Plan.
If  no  election  is  made by the Participant  pursuant  to  this
Section  10.1,  dividends will be distributed in accordance  with
Section 10.1.1. The amount to be distributed or reinvested shall be that portion of the total cash dividend which bears the same ratio to that total dividend as the number of shares of Stock allocated to the Participant's Account as of the preceding
Valuation Date bears to the number of shares of Stock allocated to all Participants' Accounts as of that date. Shares of Stock acquired through the Dividend Reinvestment Plan pursuant to a Participant's election under this Section 10.1 shall not be considered assets of this Plan, but rather shall be governed by the terms of the Dividend Reinvestment Plan.

     10.2. Distributions Upon Termination of Service. Upon termination of service for reasons other than his death, a Participant shall be entitled to receive the balance of his account, plus any amount subsequently allocated to his Account under Section 7.2, as soon as administratively feasible after the Valuation Date coinciding with or next following the date upon which the Participant becomes entitled to such benefit.

           Notwithstanding the foregoing, if the value of a Participant's Account exceeds $5,000, payment to such Participant shall not be made unless the Participant consents in writing to the distribution. Consent to such distribution shall not be valid unless the Participant is informed of his right to defer receipt of the distribution. The consent of the Participant's spouse, if any, to such distribution shall not be required. A Participant must have his Account distribution as of the close of the Plan Year in which he reaches age 65. For the purpose of this Section 10.2 a Participant's service shall not be deemed to have terminated by reason of his transfer to an employment status with the Company or a Designated Subsidiary which is not covered by this Plan. Notwithstanding the foregoing, the entire value of a Participant's Accounts must be distributed beginning no later than the Participant's Required Beginning Date.

     10.3. Distribution Upon Death Upon termination of a Participant's service by reason of his death, the balance of his Account as of the Valuation date coincident with or next following the Participant's date of death, plus any amounts subsequently allocated to his Account under Section 7.2, shall be distributed to the Participant's Beneficiary, as soon as administratively feasible following the occurrence of such event. To the extent practicable, the Committee shall insure that any distribution pursuant to this Section 10.3 is completed within the recipient's taxable year in which it begins.

10.4. Death After Termination. If a Participant dies following his termination of service, but before any distribution is made pursuant to Section 10.2, the balance of his Account, as of the Valuation Date coincident with or next following his termination of service plus any amounts subsequently allocated to his Account under Section 7.2, shall be distributed to the Participant's Beneficiary, as soon as administratively feasible following the occurrence of such event. To the extent practicable, the Committee shall insure that any distribution pursuant to this Section 10.4 is completed within the recipient's taxable year in which it begins.
10.5. Deferred Distribution. A Participant who elected to defer distribution of his Account pursuant to Section 10.2 may subsequently elect a distribution of his Account upon providing notice of his election in accordance with procedures established by the Committee. A Participant may not elect a partial distribution of his Account pursuant to this Section 10.5.
10.6. Form of Distribution. A Participant, or in the case of a distribution under Section 10.3 or 10.4 as to which the Participant has made no election, a Participant's Beneficiary, may elect to receive distribution pursuant to this Article X in cash or in Stock. If the Participant or beneficiary elects distribution in cash, the Trustee shall convert all shares of Stock allocated to the Participant's Account, including fractional shares, to cash, at the price at which such Stock is traded on the New York Stock Exchange on the conversion date and shall distribute the proceeds to the Participant or Beneficiary.
10.7. Purchase of Stock. Before a distribution of a Participant's Account pursuant to this Article X is made to a Participant or Beneficiary who has elected to receive the distribution in Stock, any cash, or assets other than Stock, allocated to such Account shall be applied to the purchase of Stock, either in the manner and at the price specified in Section
6.2 or from an unallocated account established pursuant to
Section 7.3 at the price at which such Stock could currently be purchased on the New York Stock Exchange, so that all distributions will be made in shares of Stock, except that cash shall be distributed in lieu of fractional shares of Stock. For the purpose of this Article X, a fractional share of Stock allocated to a Participant's Account shall be valued at its pro rata share of the closing price of a whole share of Stock on the New York Stock Exchange on the deemed distribution date preceding the date upon which the Participant's Account is to be distributed.
10.8. Restrictions. Any shares of Stock distributed pursuant to the terms of this Plan shall be subject to such restrictions on their transfer as shall be necessary or appropriate, in the opinion of counsel for the Company and the Trust, to comply with applicable federal and state securities laws.
10.9. Limitation on Distributions. No distribution of all or any part of any Participant's Account under this Plan shall be made except in accordance with this Article X, or the withdrawal provisions of Article XI.
10.10. Direct Rollovers. This Section 10.10 will apply to distributions from a Participant's Account made after December 31, 1992. If one or more distributions from a Participant's
Account constitutes an "eligible rollover distribution," within the meaning of sections 402(c)(2) and (4) of the Code and regulations thereunder, the Participant may elect to have all or a portion of the distribution paid directly to an individual retirement account or annuity (an "IRA") or a plan qualified under Code Section 401(a) or 403(a) (collectively, an "eligible retirement plan"). The Participant may not elect to have portions of an eligible rollover distribution paid directly to more than one eligible retirement plan. In addition, the Participant will not be permitted to elect a direct rollover with respect to eligible rollover distributions that are reasonably expected to total less than $200 during the year. The Committee shall make such payment upon receipt from the Participant of the name of the eligible retirement plan to which such payment is to be made, a representation that the eligible retirement plan is an IRA or a plan qualified under section 401(a) or 403(a) of the Code, and such other information and/or documentation as the Committee may reasonably require to make such payment. If the Participant fails to elect whether or not a distribution is to be paid in a direct rollover, the Participant will be deemed to have elected not to have any portion of the distribution paid in a direct rollover. This Section shall apply, to the extent required by law, to a Beneficiary who is the Participant's surviving spouse and to a spouse or former spouse who is an alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code, except that only an IRA will be deemed to be an eligible retirement plan with respect to a surviving spouse or a deceased Participant.
10.11. Distributions Pursuant to a Qualified Domestic Relations Order ("QDRO"). Any benefit payable from a Participant's Account to an Alternate Payee pursuant to the terms of a Qualified Domestic Relations Order ("QDRO"), as those terms are defined in section 414(p) of the Code, shall, at the Alternate Payee's election, provided such election is consistent with the terms of the QDRO, be paid:
          10.11.1. in a lump sum as soon as administratively reasonable after the determination that the QDRO satisfies the provisions of section 414(p) of the Code, without regard to whether the Participant is then eligible to receive benefits under the Plan; or

10.11.2.       at any other time and in any manner permitted by
the Plan and the terms of the QDRO, provided that such benefit must be paid, or begin to be paid, no later than the
Participant's Normal Retirement Date.
10.11.3.       If a QDRO requires the division of an Account
balance as of a date earlier than the date of payment to or
establishment of a separate account for an Alternate Payee, with earnings credit from such date, the amount to be paid to, or set aside for, the Alternate Payee shall be:
               10.11.3.1. the percentage of the Account as of the Valuation Date nearest such earlier determination date awarded to the  Alternate Payee by the QDRO, plus an amount of gain or  loss determined by:

(i) reducing the current date balance of the Account by the sum of the earlier determination date balance and any contributions made since that date;

(ii) multiplying the result by the percentage determined by dividing the earlier determination date balance by the sum of the earlier determination date balance and the contributions since that date; and

(iii) multiplying the result obtained in (ii) by the percentage of the earlier determination date balance awarded to the Alternate Payee by the QDRO.
               10.11.3.2. Determination under this section 10.11.3 will be made on the basis of the cash value of the Participant's account based on the number of shares as of the relevant dates and the amount distributed will be made in cash and or shares in accordance with Sections 10.6 and 10.7


ARTICLE XI          WITHDRAWALS BY PARTICIPANTS.

     11.1. Participant Withdrawals. Effective September 1, 1999, a Participant who has completed five (5) or more Years of Service may, by written election, in the form prescribed by the Committee and filed with the Committee, elect to withdraw any of the shares
of   Stock  (except  Stock  attributable  to  Qualified  Matching
Contributions)  which have been allocated to his  Account.   Such
withdrawal may be made in cash or shares as elected by the Participant. Cash shall be paid in lieu of fractional shares.


ARTICLE XII         PLAN ADMINISTRATION.

     12.1. Fiduciary Responsibility. The Plan shall be administered by the Committee, which shall be deemed to be the Plan's "named fiduciary" and "administrator", as those terms are defined by the Employee Retirement Income Security Act of 1974, as amended. All matters relating to the administration of the Plan, including the duties imposed upon the Plan administrator by law, except those duties relating to the control or management of Plan assets, shall be the responsibility of the Committee. All matters relating to the control or management of Plan assets shall, except to the extent delegated in accordance with the trust agreement, be the sole exclusive responsibility of the Trustee.

12.2.          Appointment and Removal of Committee.  The
Committee shall consist of not less than three persons who shall be appointed and may be removed by the Board of Directors.
Persons appointed to the Committee may be, but need not be, employees of the Company or a Designated Subsidiary. Any
Committee member may resign by giving written notice to the Board of Directors, which notice shall be effective 30 days after delivery. A Committee member may be removed by the Board of Directors by written notice to such Committee member, which notice shall be effective upon delivery. The Board of Directors shall promptly select a successor following the resignation or removal of any Committee member.
12.3. Compensation and Expenses of Committee. Members of the Committee who are employees of the Company shall serve without compensation. Members of the Committee who are not employees of the Company or a Designated Subsidiary may be paid reasonable compensation for services rendered to the Plan. Such compensation, if any, and all ordinary and necessary expenses of the Committee shall be paid by the Company.
12.4. Committee Procedures. The Committee may enact such rules and regulations for the conduct of its business and for the administration of the Plan as it may deem desirable. The Committee may act either at meetings at which a majority of its members are present or by a writing signed by a majority of its members without the holding of a meeting. Records shall be kept of the meetings and actions of the Committee. No member of the Committee who is a Participant in the Plan shall vote upon any matter affecting only his Account.
12.5. Plan Interpretation. The Committee shall have the authority and responsibility to interpret and construe the Plan and to decide all questions arising thereunder, including without limitation, questions of eligibility for participation, eligibility for benefits, Account balance, and the timing of the distribution thereof, and shall have the authority to deviate from the literal terms of the Plan to the extent the Committee shall determine to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law.
12.6. Exclusive Benefit Rule. The Committee shall administer and interpret the Plan for the exclusive benefit of Participants and their Beneficiaries.
12.7. Consultants. The Committee may, and to the extent required for the preparation of reports shall, employ such accountants, actuaries, attorneys, consultants and other advisors or agents, as necessary. The fees charged by such accountants, actuaries, attorneys, consultants or other advisors and agents shall be paid by the Company.
12.8. Delegation and Allocation of Responsibility. The Committee may delegate any of its responsibilities to any officer of the Company, and may allocate any of its responsibilities to one or more members of the Committee. In the event of any such delegation or allocation the Committee shall establish procedures for the thorough and frequent review of the performance of such duties. Persons to whom responsibilities have been delegated may not delegate to others any discretionary authority or discretionary control with respect to the management or administration of the Plan.
12.9. Claims Procedure. The Committee shall administer a claims procedure as follows:
          12.9.1. If a claim for benefits is denied by the Committee either in whole or in part, the Committee shall notify any Participant or Beneficiary adversely affected by such denial by a written notice setting forth the specific reason or reasons for the denial, a specific reference to the provisions of the Plan upon which the denial is based, a description of any additional material or information necessary for the Participant or Beneficiary to obtain a review of the decision denying the claim in whole or in part together with an explanation of the reasons such material or information may be necessary for these purposes, and an explanation of the claim review procedures for the Plan.

12.9.2. The Participant or Beneficiary whose claim has been denied in whole or in part (or the authorized representative of the Participant or Beneficiary) may, within 60 days after receipt of the written notification described in (a) above, appeal the denial of the claim by delivering to a member of the Committee a written request for a review of the denial. Such written request for a review may be supplemented, within 30 days following delivery of the request for a review, by written comments prepared by the claimant or his duly authorized representative, and the claimant or his duly authorized representative shall for purposes of preparing the request for a review or the additional written comments have made available to him any pertinent documents.
12.9.3. Within 60 days following the later of receipt of a request for review by a member of the Committee or receipt of any additional written comments, the Committee shall give notice to the claimant of its decision on review, which decision shall include specific reasons for the decision and specific references to the provisions of the Plan upon which the decision on review is based.

ARTICLE XIII        AMENDMENTS, DISCONTINUANCE AND LIABILITIES.

     13.1. Amendment. This Plan may be amended at any time, and from time to time, by the Company's Retirement Plan Committee, provided that such amendment does not materially increase the cost of the Plan. The Plan may also be amended at any time and from time to time by the Board of Directors. No amendment shall divest any vested interest of any Participant or Beneficiary nor be effective unless the Plan, as so amended, continues to be maintained for the exclusive benefit of the Participants and their Beneficiaries.

13.2. Termination. The Company reserves the right to discontinue the Plan at any time by action of the Board of Directors. If the Plan is so discontinued the Fund shall continue to be held for distribution as provided in Article X and
Article XI. No new Participants may thereafter be admitted to the Plan and the Company shall make no further contributions to the Fund.
13.3. Merger, Consolidation or Transfer of Assets or Liabilities. The Company reserves the right, by action of the Board of Directors, to merge or consolidate this Plan with any other employee stock ownership plan qualified under section
401(a) of the Code, or to transfer Plan assets and liabilities to any other such plan qualified under section 401(a) of the Code, including such a transfer in connection with the termination of a Subsidiary's status as a Designated Subsidiary, provided that the amount standing to the credit of each Participant's Account immediately after any such merger, consolidation or transfer of assets and liabilities shall be at least equal to the amount standing to the credit of the Participant's Account immediately before such merger, consolidation or transfer.
13.4. Change in Designated Subsidiary Status. In the event a Subsidiary ceases to be a Designated Subsidiary, but continues in existence as a corporate entity, no further allocations shall be made to the Accounts of the Participants employed by that Subsidiary, other than Stock, money or other property distributed with respect to Stock held in those Accounts, for any Plan Year beginning after the Subsidiary ceases to be a Designated Subsidiary. Those Participants' Accounts shall either be:
          13.4.1. transferred-to another qualified plan, in accordance with Section 13.3, or

13.4.2. completely distributed to the Participants entitled thereto in accordance with the provisions of Article X.

ARTICLE XIV         VETERANS' REEMPLOYMENT RIGHTS.

          Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with section 414(u) of the Code.

          For purposes of determining an Employee's service under the Plan, any military service in the Armed Forces of the United States during which an Employee's employment and reemployment rights with the Employer are guaranteed by federal law (including the Uniformed Services Employment and Reemployment Rights Act of
1994) shall be recognized as service, provided such Employee applies for reemployment with the Employer after such separation from military service within the time prescribed by such law.


ARTICLE XV          MISCELLANEOUS.

     15.1. Limited Purpose of Plan. The establishment or existence of the Plan shall not confer upon any Employee the right to be continued in the employ of the Company or any Designated Subsidiary. The Company and its Designated Subsidiaries expressly reserve the right to discharge any Employee whenever in their judgment their best interests so require.

15.2. Non-alienation. No benefit payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation. This section shall not preclude the Trustee from complying with the terms of any qualified domestic relations order under section 414(p) of the Code.
15.3. Facility of Payment. If the Committee, in its sole discretion, deems a Participant or Beneficiary who is entitled to receive any payment hereunder to be incompetent to receive the same by reason of age, illness or any infirmity or incapacity of any kind, the Committee may direct the Trustee to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Committee to disburse the same for the benefit of the Participant or Beneficiary. The receipt given by such a person shall be complete discharge therefor. Payments made pursuant to this section shall operate as a discharge, to the extent thereof, of all liabilities of the Company, any Designated Subsidiary, the Committee, the Trustee, and the Fund to the person for which benefit the payments are made.
15.4. Impossibility of Diversion. All Plan assets shall be held, in trust, as part of the Fund, until paid to provide benefits to Participants or their Beneficiaries or to pay reasonable Plan expenses. It shall be impossible for any part of the Fund to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their beneficiaries, and the Trust shall continue for such time as may be necessary to accomplish the purpose for which it is created.
15.5.          Provisions Relating to Top-Heavy Plan.
Notwithstanding anything in the Plan to the contrary, if the Plan is determined to be a Top-Heavy Plan within the meaning of Section A.12 of Appendix A and Code section 416(g) for any Plan Year, then Article B of Appendix A shall apply.
15.6. Electronic or Telephonic Means. Notwithstanding any provisions of this Plan to the contrary, salary reduction
agreements and suspensions or changes thereto,   withdrawal
decisions and any other election by any Participant under this Plan may be made by electronic or telephonic means that are not otherwise prohibited by law and that are in accordance with procedures and/or systems approved or arranged by the Committee.
15.7. Unclaimed Benefits. If a Participant or Beneficiary to whom a benefit is payable under the Plan cannot be located following a reasonable effort to so by the Committee, such benefit shall be forfeited but will be reinstated if a claim therefor is filed by the Participant or Beneficiary.
15.8. Contingent Effectiveness of Plan Amendment and Restatement. The effectiveness of this amendment and restatement, including but not limited to the contributions made by the Company and its Designated Subsidiaries, shall be subject to and contingent upon a determination of the District Director of Internal Revenue that the Plan and Trust continue to meet the requirements for qualification under the applicable provisions of the Code. If the amendment and restatement should be determined by the District Director not to continue to meet the requirements for qualification, then, upon notice to the Trustee, the Company shall have the right further to amend the Plan or to rescind the amendment and restatement.

          To record the adoption of the amendment and restatement of the Plan, the Company and its Designated Subsidiaries have caused this document to be executed, on their behalf, by the appropriate officer of the Company on this 1st day of August, 2000.



[CORPORATE SEAL]              AMERICAN WATER WORKS COMPANY, INC.
                              AND ITS DESIGNATED SUBSIDIARIES



By:___________________________________



                           APPENDIX A
                      TOP-HEAVY PROVISIONS

ARTICLE A. TOP-HEAVY PLAN DEFINITIONS.

          The following words and phrases as used herein have the following meanings unless a different meaning is plainly required by the context:

     A.1 "Account Balance" means, for all plans included in an Aggregation Group, the sum of:

          A.1.1      the  balance, as of the Top-Heavy  Valuation
Date, standing to the credit of a Participant (including a Beneficiary of such Participant) in his Account, including contributions that would be allocated as of the Top-Heavy Valuation Date, even though these amounts are not yet required to be contributed, except for amounts maintained in a subaccount attributable to "unrelated" rollover contributions or plan-to-plan transfers; and

          A.1.2 the aggregate distributions made with respect to such Participant (including a Beneficiary of such Participant) under the Plan during the five-year period ending on the Determination Date.

The term "Account Balance" shall not include any amount held or distributed on behalf of any Participant who is a Former Key Employee, or who has not received compensation from the Employer (other than benefits under qualified plans maintained by the Employer) at any time during the five-year period ending on the Determination Date.

    A.2  "Aggregation Group" means:

          A-2.1     a Required Aggregation Group, or

          A.2.2     a Permissive Aggregation Group.

     A.3  "Determination Date" means:

          A.3.1     if the Plan is not included in an Aggregation
Group, the last day of the preceding Plan    Year; or

          A.3.2 if the Plan is included in an Aggregation Group, the Determination Date as determined under Section A.3.1 that falls within the same calendar year as does the determination date of each other plan included in such Aggregation Group.

     A.4    "Employer"  means  the  Company  and  any  Designated
Subsidiary.

     A.5  "Former Key Employee" means a Participant who is a Non-
Key Employee with respect to the Plan for the Plan Year if such Participant was a Key Employee with respect to the Plan for any prior Plan Year.

          A.6 "Key Employee" means an Employee, including a deceased former Employee, with respect to the Plan Year, who at any time during the Plan Year that includes the Determination
Date or any of the four preceding Plan Years is (or was):

               A.6.1 An officer of the Employer having annual compensation greater than 150% of the amount in effect under Code section 415(b)(1)(A) for the calendar year in which such Plan Year ends, provided that in no event shall the number of individuals treated as officers exceed 50 employees, or, if lesser, the greater of three employees or 10% of the total number of employees:

If more than the maximum number of employees who may be treated as officers are officers, only those officers who had the largest annual compensation in any one of the five Plan Years ending on the Determination Date shall be treated as officers.

               A.6.2 One of the 10 Employees having annual Compensation from the Employer of more than the maximum dollar limitation of Code section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section 318) the largest interest in the Employer, provided that such interest is more than 0.5% of the ownership interest in the Employer. If an Employee's ownership interest change, during a Plan Year, his ownership interest for the year is the largest interest owned at any time during the year. If two Employees have the same ownership interest in the Employer during the five Plan Years ending on the Determination Date, the Employee having the larger annual compensation from the Employer for the Plan Year during any part of which that ownership interest existed shall be treated as having a larger interest;

               A.6.3 If the Employer is a corporation, an Employee who owns (or is considered as owning within the meaning of Code section 318) more than 5% of the outstanding stock of the Employer or more than 5% of the total combined voting power of all stock of the Employer; if the Employer is not a corporation, an Employee who owns more than 5% of the capital or profits interest in the Employer; or

               A.6.4      A  person  who has annual  compensation
from the Employer of more than $150,000 and who would be described in Section A.3.3 if "1%" were substituted for "5%" each time it appears in Section A.6.3.

For purposes of this Section A.6, Code section 318(a)(2)(C) shall be applied by substituting "5%"' for "50%". In addition, for purposes of determining ownership in the Employer under this Section A.3, Section A.4 shall not apply.

     A.7 "Non-Key Employee" means any Employee, including a deceased former Employee who is not a Key Employee with respect to the Plan for the Plan Year.

     A.8  "Permissive Aggregation Group" means:

          A.8.1  each plan of the Employer included in a Required
Aggregation Group; and

          A.8.2 each other plan of the Employer if the group of plans consisting of such plan and the plan or plans described in Section A.8.1, when considered as a single plan, meets the requirements of Code section 401(a)(4) and Code section 410.

     A.9  "Required Aggregation Group" means:

          A.9.1      each  plan of the Employer in  which  a  Key
Employee participated during the five Plan Years ending on the Determination Date; and

          A.9.2 each other plan of the Employer that enables any plan described in Section A.9.1 to meet the requirements of Code section 401(a)(4) or Code section 410.

     A.10 "Super Top Heavy Plan" means the Plan if it would be a Top-Heavy Plan if "90%" were substituted for "60%" each time it appears in Section A-11 and Section A-12.

     A-11 "Top-Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

          A.11.1   the aggregate of the Account Balances  of  Key
Employees under all Defined Contribution Plans included in an Aggregation Group, and

          A.11.2    the  aggregate  of  the  present   value   of
cumulative  accrued benefits for Key Employees under all  Defined
Benefit Plans included in an Aggregation Group, exceeds 60% of the sum of such aggregate determined for all Employees.

     A.12. "Top-Heavy Plan" means the Plan, if as of the Determination Date:

          A.12.1 the aggregate of the Account Balances of Participants who are Key Employees exceeds 60% of the aggregate of the Account Balances of all Participants; or

          A.12.2   the  Plan  is  part of a Required  Aggregation
Group which is a Top-Heavy Group.

Notwithstanding Section A.12.1 and Section A.12.2, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a Required Aggregation Group or a Permissive
Aggregation Group which is not a Top-Heavy Group.

     A.13  "Top-Heavy  Valuation Date"  means  the  Determination
Date.


ARTICLE B.     PROVISIONS RELATING TO TOP-HEAVY PLAN.

          Notwithstanding anything in the Plan to the contrary, if the Plan is a Top-Heavy Plan within the meaning of Section
A.12 and Code section 416(g) for any Plan Year, then the Plan shall meet the requirements of Section B.1, Section B.2 and Section B.3 for any such Plan Year. If the Plan is a Super Top-Heavy Plan for any Plan Year, then in addition to meeting the requirements of Sections B.1 through B.4, it shall also meet the requirements of Section B.4.

     B.1 Minimum Vesting Requirements. The vested interest of a Participant who is credited with an Hour of Service after the Plan becomes a Top-Heavy Plan will be determined under a schedule that is not less favorable to the Participant than the following:

          Years of Service        Vested
                                  Interest
          Less than two           0%
          Two  but less than      20%
          three
          Three   but   less      40%
          than four
          Four    but   less      60%
          than five
          Five    but   less      80%
          than six
          Six or more             100%

B.2  Minimum Contribution Requirement.

          B.2.1 The Employer will meet the minimum benefit and contribution requirements of Code section 416(g) by providing a minimum benefit that complies with Code section 416(c) (1)
under the Pension Plan for such Plan Year for each Participant who is a Non-Key Employee and participates in the Pension Plan.

          B.2.2 For each Participant who is a Non-Key Employee, but who does not participate in the Pension Plan, this Plan shall provide a minimum contribution allocation for such Plan Year for each Participant who is a Non-Key Employee in an amount equal to at least 3% of such Participant's Compensation for such Plan Year. Such 3% minimum contribution requirement shall be increased to 4% for any Plan Year in which the Employer also maintains a Defined Benefit Plan if necessary to avoid the application of Code section 416(h)(1), relating to special adjustments to the Code section 415 limits for Top-Heavy Plans, if the adjusted limitations of Code section 416(h)(1) would otherwise be exceeded if such minimum contribution were not so increased.

          B.2.3 The minimum contribution requirements set forth above shall be reduced in the following circumstances:

               B.2.3.1 The percentage minimum contribution required hereunder shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions or benefits under other qualified plans in an Aggregation Group of which the Plan is a part; and

               B.2.3.2 No minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for a Participant under this Plan for any Plan Year if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such year in whole or in part for the Participant in accordance with Code section 416(c).

               B.2.3.3 The minimum contribution shall be made for each Non-Key Employee who is employed at the end of the Plan Year in question, regardless of whether such Non-Key Employee has been credited with 1,000 Hours of Service in such Plan Year and regardless of such Non-Key Employee's level of Compensation and whether such Non-Key Employee elected to make contributions under Section 4.1 of the Plan for such Plan Year.

     B.3 Change in Top-Heavy Status. If the Plan becomes a Top-Heavy Plan and subsequently ceases to be a Top-Heavy Plan, the vesting schedule in Section B.1 shall continue to apply in determining the vested percentage of the Account of any
Participant who had at least three Years of Service as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan. For all other Participants, the vesting schedule in Section B.1 shall apply only to their Accounts as of such last day.

     B.4 Adjustment for Super Top-Heavy Plan. If the Plan is a Super Top-Heavy Plan for any Plan Year, then for purposes of
Section 7.3 the defined contribution fraction and the defined benefit fraction shall be adjusted in the manner described in Code section 416(h)(1).

                           APPENDIX B
                 LIST OF DESIGNATED SUBSIDIARIES





American Water Works Company, Inc.
  American Commonwealth Company
American Water Resources, Inc.*
American Water Services, Inc.*
American Water Works Service Company, Inc.
Arizona-American Water Company
California-American Water Company
Greenwich Water System, Inc.
  Connecticut-American Water Company
  Hampton Water Works Company
  Massachusetts-American Water Company
  New York-American Water Company, Inc.
  The Salisbury Water Supply Company
Hawaii American Water Company
Illinois-American Water Company
Indiana-American Water Company, Inc.
Iowa-American Water Company
Kentucky-American Water Company
Maryland-American Water Company
Michigan American Water Company
Missouri-American Water Company
     Jefferson City Water Works Company, Inc.
New Jersey-American Water Company, Inc.
New Mexico-American Water Company, Inc.
Ohio-American Water Company
Pennsylvania-American Water Company
Tennessee-American Water Company
Virginia-American Water Company
     United Water Virginia, Inc.
West Virginia-American Water Company
  Bluefield Valley Water Works Company




_______________________________
* Participating only with respect to certain grandfathered employees.